UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 27, 2013

JAVELIN Mortgage Investment Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35673	45-5517523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2013, the Board of Directors of JAVELIN Mortgage Investment Corp. (the “Company,” or “JAVELIN”) appointed  Mr. Mark Gruber, Head of Portfolio Management, to the post of Chief Operating Officer of the Company, to hold office until his successor is duly appointed and qualified, effective September 3, 2013.

Mr. Gruber, age 38, is the Head of Portfolio Management at ARMOUR Residential Management LLC (“ARRM”), the external manager of the Company and ARMOUR Residential REIT, Inc., a publicly traded real-estate investment trust (“REIT”) that invests in and manages a leveraged portfolio of agency mortgage-backed securities. From April 2008 until joining ARRM in July 2010,  Mr. Gruber managed a $1.1 billion mortgage portfolio for Penn Mutual Life Insurance. From June 2005 to March 2008, Mr. Gruber was Vice-President of Research and Trading at Bimini Capital Management, Inc., a publicly traded REIT that managed $4 billion in agency mortgage assets. Mr. Gruber previously worked for Lockheed Martin at the Knolls Atomic Power Laboratory where he was an engineer for the Naval Nuclear Propulsion Program. Mr. Gruber holds an M.B.A. with University Honors from the Tepper School of Business at Carnegie Mellon, an M.S. degree in Mechanical and Aerospace Engineering from the University of Virginia, and a B.S. degree in Mechanical Engineering with High Honors from Lehigh University.

JAVELIN is managed by ARRM, a Delaware limited liability company, pursuant to a management agreement between the Company and ARRM. Under the management agreement, the material terms of which have been previously disclosed by the Company, the Company pays management fees to ARRM, which in turn compensates its employees for their services to ARRM, which benefit the Company. JAVELIN does not have any employees whom it compensates directly with salaries, bonuses and benefits. Mr. Gruber is an employee of ARRM, not an employee of JAVELIN, and therefore receives his salary, bonuses and benefits from ARRM. However, Mr. Gruber is eligible to receive grants of equity and cash-based awards under the JAVELIN 2012 Stock Incentive Plan (the “Plan”), similar to JAVELIN's other executive officers, all who are deemed “Eligible Individuals” under the Plan.

A copy of the press release, dated August 27, 2013, announcing Mr. Gruber as the new Chief Operating Officer of the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2013

JAVELIN MORTGAGE INVESTMENT CORP.

By: /s/ Scott J. Ulm

Name: Scott J. Ulm

Title: Co-Chief Executive Officer and

Co-Vice Chairman

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated August 27, 2013